                                        Audited Financial Statements
                                       and Other Financial Information

                                            Robbins & Myers, Inc.
                                            Employee Savings Plan

                                   Years ended December 31, 1996 and 1995
                                     with Report of Independent Auditors

                              Robbins & Myers, Inc.
                              Employee Savings Plan

                          Audited Financial Statements
                         and Other Financial Information

                     Years ended December 31, 1996 and 1995


                                TABLE OF CONTENTS

Report of Independent Auditors........................................................1

Audited Financial Statements

Statements of Assets Available for Plan Benefits .....................................2
Statements of Changes in Assets Available for Plan Benefits ..........................3
Notes to Financial Statements.........................................................4

Other Financial Information

Schedule of Assets Held for Investment...............................................12
Schedule of Transactions or Series of Transactions in Excess of 5 Percent of the
   Current Value of Plan Assets......................................................13

[Ernst & Young LLP Letterhead]


                         Report of Independent Auditors

Corporate Benefits Committee
Robbins & Myers, Inc. Employee Savings Plan

We have audited the accompanying financial statements of the Robbins & Myers, Inc. Employee Savings Plan (the Plan) as of December 31, 1996 and 1995 and the years then ended, as listed in the table of contents. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above, present fairly, in all material respects, the assets available for plan benefits of the Plan at December 31, 1996 and 1995, and the changes in its assets available for plan benefits for the years then ended, in conformity with generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the financial statements taken as a whole. The accompanying supplemental schedules of assets held for investment for the year ending December 31, 1996, and transactions or series of transactions in excess of 5 percent of the current value of plan assets for the year ending December 31, 1996 are presented for purposes of complying with the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974, and are not a required part of the financial statements. The supplemental schedules have been subjected to the auditing procedures applied in our audits of the financial statements and, in our opinion, are fairly stated in all material respects in


                                                /s/ Ernst & Young LLP

May 15, 1997

                              Robbins & Myers, Inc.
                              Employee Savings Plan

                Statements of Assets Available for Plan Benefits

                                                              DECEMBER 31
                                                           1996            1995
                                                       ---------------------------
    ASSETS
    Investments at fair value:
     Robbins & Myers, Inc. Common Stock                 $7,031,401      $3,434,942
     Vanguard Wellington Fund                            3,701,946       3,168,100
     Vanguard Windsor Fund                               7,393,496       6,297,658
     VMMR Prime Portfolio                                  661,137         830,497
     Vanguard Index Small Capitalization Portfolio       1,063,535         887,509
     Vanguard Windsor II                                 2,024,951       1,977,100
     Vanguard Index 500 Portfolio                          649,267          12,849
     Vanguard U.S. Growth Fund                           1,674,801       1,464,812
     Vanguard International Growth Portfolio               285,061               -
     Vanguard VBIF Total Bond Market Fund                  142,185               -
     T. Rowe Price Stable Value Fund                             -       1,973,316
     Vanguard Investment Contract Trust                  5,492,180       2,921,230
                                                       ---------------------------
    Total investments                                   30,119,960      22,968,013

    Receivables:
     Employer contribution receivable                      392,811          85,315
     Employee contribution receivable                      187,912         265,164
     Loans receivable from participants                    615,112         380,876
                                                       ---------------------------
    Total receivables                                    1,195,835         731,355
                                                       ---------------------------
    Assets available for plan benefits                 $31,315,795     $23,699,368
                                                       ===========================

    See accompanying notes.

                              Robbins & Myers, Inc.
                              Employee Savings Plan


           Statements of Changes in Assets Available for Plan Benefits


                                                        YEARS ENDED DECEMBER 31
                                                            1996        1995
                                                        -----------------------
    ADDITIONS
    Contributions from employees                        $2,731,442  $1,574,166
    Contributions from employer                          1,003,187     503,518
    Dividend income--Robbins & Myers, Inc.
     Common Stock                                           47,197           -
    Dividends and interest                               1,725,540     814,395
    Transfer of assets from the Robbins & Myers, Inc.
     Employee Savings Plan (Note 1)                              -  10,674,170
                                                        -----------------------
    Total additions                                      5,507,366  13,566,249

    DEDUCTIONS
    Withdrawals                                          2,445,396   1,375,496
    Administrative expenses                                  2,781       1,960
                                                        -----------------------
    Total deductions                                     2,448,177   1,377,456

    Unrealized and realized appreciation
     in fair value of investments                        4,557,238   1,410,668
                                                        -----------------------
    Net additions                                        7,616,427  13,599,461

    Assets available for plan benefits at
     beginning of year                                  23,699,368  10,099,907
                                                        -----------------------
    Assets available for plan benefits at end of year  $31,315,795 $23,699,368
                                                        =======================

See accompanying notes.
                                                                               3

                              Robbins & Myers, Inc.
                              Employee Savings Plan

                          Notes to Financial Statements

                                December 31, 1996



1. DESCRIPTION OF PLAN

The Robbins & Myers, Inc. Savings Plan for Salaried Employees of Chemineer, Edlon, and Pfaudler merged with the Robbins & Myers, Inc. Employee Savings Plan effective December 31, 1995. As a result of this merger, $10,674,170 of assets formerly held in the Robbins & Myers Inc. Employee Savings Plan were transferred to the Robbins & Myers, Inc. Savings Plan for Salaried Employees of Chemineer, Edlon, and Pfaudler and the Plan name was changed to the Robbins & Myers, Inc. Employee Savings Plan (the Plan).

The Plan is a defined contribution plan which covers salaried employees of Robbins & Myers, Inc. (the Company) and its U.S. subsidiaries. Each year, participants can make contributions of between 1 percent and 12 percent of pretax annual compensation, as defined by the Plan. The Company contributes a minimum of 40 percent of an employee's annual contribution and may elect to make an additional 20 percent contribution at year end. Only the first 6 percent of an employee's annual compensation is eligible for the employer's match.

Participants are immediately vested in their contributions and any earnings on these contributions. Matching contributions made by the Company become vested as follows:

                                         VESTING
        YEARS OF VESTING SERVICE        PERCENTAGE
        ---------------------------------------------
        Less than 1 year                        0%
        1 year but less than 2 years           20%
        2 years but less than 3 years          40%
        3 years but less than 4 years          60%
        4 years but less than 5 years          80%
        5 years or more                       100%


Brokerage fees and other direct costs of investment are paid by the fund to which the costs are attributable. All other expenses are paid by the Company.

Although it has not expressed an intent to do so, the Company has the right to discontinue its contributions at any time and terminate the Plan subject to the provisions of ERISA.

                              Robbins & Myers, Inc.
                              Employee Savings Plan

                    Notes to Financial Statements (continued)


1. DESCRIPTION OF PLAN (CONTINUED)

The foregoing description of the Plan provides only general information. Additional information about the plan agreement is contained in the Summary Plan Description. Copies are available from the Corporate Benefits Committee.

2. SIGNIFICANT ACCOUNTING POLICIES

BASIS OF ACCOUNTING

The Plan maintains its accounting records on the accrual basis of accounting. All assets of the Plan are held by the trustee.

INVESTMENT VALUATION

The Plan's investments are stated at fair value. The shares of registered investment companies are valued at quoted market prices which represent the net asset values of shares held by the Plan at year-end. The units of the Vanguard Investment Contract Trust are valued at their contract value which approximate fair value.

Purchases and sales of securities are recorded on a trade-date basis. Interest income is recorded on the accrual basis. Dividends are recorded on the ex-dividend date. Realized gains and losses on securities represent the difference between the proceeds received and the average cost of securities sold. Unrealized appreciation (depreciation) on securities represents the difference between the current value and the cost of the investment and is reflected in the statement of changes in assets available for plan benefits as a part of unrealized and realized appreciation (depreciation) in fair value of investments.

MANAGEMENT'S USE OF ESTIMATES

The preparation of financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of changes in net assets during the reporting period. Actual results could differ from those estimates.

                              Robbins & Myers, Inc.
                              Employee Savings Plan

                    Notes to Financial Statements (continued)

3. INVESTMENTS

The fair value of individual investments that represent 5 percent or more of the Plan's fair value of net assets available for plan benefits is as follows:

                                             DECEMBER 31
                                         1996             1995
                                     ------------------------------
Robbins & Myers, Inc. Common Stock   $7,031,401        $3,434,942
Vanguard Wellington Fund              3,701,946         3,168,100
Vanguard Windsor Fund                 7,393,496         6,297,658
Vanguard Windsor II                   2,024,951         1,977,100
Vanguard U.S. Growth Fund             1,674,801         1,464,812
T. Rowe Price Stable Value Fund               -         1,973,316
Vanguard Investment Contract Trust    5,492,180         2,921,230


                                                        Robbins & Myers, Inc.
                                                       Employees Savings Plan

                                              Notes to Financial Statements (continued)



4. INVESTMENT FUND ACTIVITY

The Plan provides that participants may direct their contributions and the Company's contributions to various types of investment funds. The changes in assets available for plan benefits of the various funds for the year ended December 31, 1996 are summarized in the following tables:


                                                                    YEAR ENDED DECEMBER 31, 1996
                                          --------------------------------------------------------------------------------------
                                             ROBBINS &                                        VANGUARD
                                            MYERS, INC.   VANGUARD    VANGUARD     VMMR      INDEX SMALL               VANGUARD
                                              COMMON     WELLINGTON   WINDSOR      PRIME   CAPITALIZATION  VANGUARD   INDEX 500
                                               STOCK        FUND        FUND     PORTFOLIO    PORTFOLIO   WINDSOR II  PORTFOLIO
                                          --------------------------------------------------------------------------------------
    ADDITIONS
    Contributions from employees             $  311,570  $  525,623  $  752,583    $    138   $  148,346  $   36,781    $331,244
    Contributions from employer               1,003,187           -           -           -            -           -           -
    Dividend income-
     Robbins & Myers, Inc. Common Stock          47,197           -           -           -            -           -           -
    Dividends and interest                            -     285,417     706,247      34,770       85,222     144,984      10,986
    Transfers in                                103,735           -           -           -            -           -     253,482
                                          --------------------------------------------------------------------------------------
    Total additions                           1,465,689     811,040   1,458,830      34,908      233,568     181,765     595,712

    DEDUCTIONS
    Withdrawals                                 396,279     372,753     527,439     100,390       73,183     218,832      13,657
    Administrative expenses                           -           -           -           -        2,781           -           -
    Transfers out                                     -     131,053     682,489     103,862       56,261     213,631           -
                                          --------------------------------------------------------------------------------------
    Total deductions                            396,279     503,806   1,209,928     204,252      132,225     432,463      13,657

    Unrealized and realized appreciation
     in fair value of investments             2,830,485     223,059     831,691           -       75,738     298,567      61,609
                                          --------------------------------------------------------------------------------------
    Net additions                             3,899,895     530,293   1,080,593    (169,344)     177,081      47,869     643,664

    Assets available for plan
     benefits at beginning of year            3,550,300   3,203,285   6,364,900     830,497      895,810   1,977,100      27,649
    Assets available for plan             --------------------------------------------------------------------------------------
     benefits at end of year                 $7,450,195  $3,733,578  $7,445,493    $661,153   $1,072,891  $2,024,969    $671,313
                                          ======================================================================================


                                                        Robbins & Myers, Inc.
                                                       Employees Savings Plan

                                              Notes to Financial Statements (continued)



4. INVESTMENT FUND ACTIVITY (CONTINUED)

                                                                       YEAR ENDED DECEMBER 31, 1996
                                          ---------------------------------------------------------------------------------------
                                            VANGUARD                                            T. ROWE
                                           INVESTMENT   VANGUARD   INTERNATIONAL                 PRICE
                                            CONTRACT   U.S. GROWTH     GROWTH     TOTAL BOND  STABLE VALUE  PARTICIPANT
                                              TRUST       FUND       PORTFOLIO      MARKET        FUND         LOANS     TOTAL
                                          ---------------------------------------------------------------------------------------
    ADDITIONS
    Contributions from employees           $  191,938  $  194,884    $145,553     $ 92,782   $         -    $      -  $ 2,731,442
    Contributions from employer                     -           -           -            -             -           -    1,003,187
    Dividend income-
     Robbins & Myers, Inc. Common Stock             -           -           -            -             -           -       47,197
    Dividends and interest                    219,993     124,779      12,275        4,662        50,070      46,135    1,725,540
    Transfers in                            2,477,019           -     133,430       46,422             -     483,890    3,497,978
                                          ---------------------------------------------------------------------------------------
    Total additions                         2,888,950     319,663     291,258      143,866        50,070     530,025    9,005,344

    DEDUCTIONS
    Withdrawals                               324,937     228,091      13,406        2,485       166,467       7,477    2,445,396
    Administrative expenses                         -           -           -            -             -           -        2,781
    Transfers out                                   -     138,323           -            -     1,884,047     288,312    3,497,978
                                           ---------------------------------------------------------------------------------------
    Total deductions                          324,937     366,414      13,406        2,485     2,050,514     295,789    5,946,155

    Unrealized and realized appreciation
     in fair value of investments                   -     226,943       8,461          685             -           -    4,557,238
                                           ---------------------------------------------------------------------------------------
    Net (deductions) additions              2,564,013     180,192     286,313      142,066    (2,000,444)    234,236    7,616,427

    Assets available for plan
     benefits at beginning of year          2,942,595   1,513,746       6,460        5,706     2,000,444     380,876   23,699,368
    Assets available for plan             ---------------------------------------------------------------------------------------
     benefits at end of year               $5,506,608  $1,693,938    $292,773     $147,772   $         -    $615,112  $31,315,795
                                          =======================================================================================

                                                        Robbins & Myers, Inc.
                                                       Employees Savings Plan

                                              Notes to Financial Statements (continued)



4. INVESTMENT FUND ACTIVITY (CONTINUED)

                                                                    YEAR ENDED DECEMBER 31, 1995
                                          --------------------------------------------------------------------------------------
                                             ROBBINS &                                        VANGUARD
                                            MYERS, INC.   VANGUARD    VANGUARD     VMMR      INDEX SMALL               VANGUARD
                                              COMMON     WELLINGTON   WINDSOR      PRIME   CAPITALIZATION  VANGUARD   INDEX 500
                                               STOCK        FUND        FUND     PORTFOLIO    PORTFOLIO   WINDSOR II  PORTFOLIO
                                          --------------------------------------------------------------------------------------
    ADDITIONS
    Contributions from employees          $   42,130  $  428,679  $  361,323    $ 77,142     $128,875  $  186,004     $27,609
    Contributions from employer               66,671     104,785     102,660      32,511       39,707      58,648           -
    Dividends and interest                     1,620     149,594     288,571      47,003       31,273     112,172           -
    Transfers in                             483,525           -       4,243       1,082            -      51,450           -
    Transfer of assets from the
     Robbins & Myers, Inc.
     Employee Savings Plan                 2,942,046           -   3,732,881           -            -           -           -
                                          --------------------------------------------------------------------------------------
    Total additions                        3,535,992     683,058   4,489,678     157,738      199,855     408,274      27,609

    DEDUCTIONS
    Withdrawals                                   32     253,813     171,320      61,897       28,327     167,059           -
    Administrative expenses                        -           -           -           -        1,960           -           -
    Transfers out                                  -      13,432           -           -       78,730           -           -
                                          ---------------------------------------------------------------------------------------
    Total deductions                              32     267,245     171,320      61,897      109,017     167,059           -

    Unrealized and realized
     appreication in fair
     value of investments                     14,340     578,146     259,915           -      153,917     404,310          40
                                          ---------------------------------------------------------------------------------------
    Net additions                          3,550,300     993,959   4,578,273      95,841      244,755     645,525      27,649

    Assets available for plan
     benefits at beginning of year                 -   2,209,326   1,786,627     734,656      651,055   1,331,575           -
    Assets available for plan             --------------------------------------------------------------------------------------
     benefits at end of year              $3,550,300  $3,203,285  $6,364,900    $830,497     $895,810  $1,977,100     $27,649
                                          ======================================================================================


                                                        Robbins & Myers, Inc.
                                                       Employees Savings Plan

                                              Notes to Financial Statements (continued)



4. INVESTMENT FUND ACTIVITY (CONTINUED)

                                                                    YEAR ENDED DECEMBER 31, 1996
                                   ------------------------------------------------------------------------------------------------
                                     VANGUARD                                               T. ROWE
                                    INVESTMENT    VANGUARD     INTERNATIONAL                  PRICE
                                     CONTRACT    U.S. GROWTH      GROWTH      TOTAL BOND   STABLE VALUE   PARTICIPANT
                                      TRUST         FUND         PORTFOLIO       MARKET        FUND          LOANS        TOTAL
                                   ------------------------------------------------------------------------------------------------
    ADDITIONS
    Contributions from employees    $  294,762    $   15,476        $6,460        $5,706    $        -      $      -   $ 1,574,166
    Contributions from employer         98,536             -             -             -             -             -       503,518
    Dividends and interest             184,162             -             -             -             -             -       814,395
    Transfers in                             -             -             -             -             -             -       540,300
    Transfer of assets from the
     Robbins & Myers, Inc.
     Employee Savings Plan             119,653     1,498,270             -             -     2,000,444       380,876    10,674,170
                                   ------------------------------------------------------------------------------------------------
    Total additions                    697,113     1,513,746         6,460         5,706     2,000,444       380,876    14,106,549

    DEDUCTIONS
    Withdrawals                        693,048             -             -             -             -             -     1,375,496
    Administrative expenses                  -             -             -             -             -             -         1,960
    Transfers out                      448,138             -             -             -             -             -       540,300
                                   ------------------------------------------------------------------------------------------------
    Total deductions                 1,141,186             -             -             -             -             -     1,917,756

    Unrealized and realized
     appreciation in fair
     value of investments                    -             -             -             -             -             -     1,410,668
                                   ------------------------------------------------------------------------------------------------
    Net (deductions) additions        (444,073)    1,513,746         6,460         5,706     2,000,444       380,876    13,599,461

    Assets available for plan
     benefits at beginning of year   3,386,668             -             -             -             -             -    10,099,907
    Assets available for plan      ------------------------------------------------------------------------------------------------
     benefits at end of year        $2,942,595    $1,513,746        $6,460        $5,706    $2,000,444      $380,876   $23,699,368
                                   ================================================================================================


                              Robbins & Myers, Inc.
                              Employee Savings Plan

                    Notes to Financial Statements (continued)


5. INCOME TAX STATUS

The Internal Revenue Service has ruled that the Plan qualifies under Section 401(a) of the Internal Revenue Code (IRC) and is, therefore, not subject to tax under present income tax law. Once qualified, the Plan is required to operate in conformity with the IRC to maintain its qualification. The administration is not aware of events that have occurred that might adversely affect the Plan's qualified status.

6. TRANSACTIONS WITH PARTIES-IN-INTEREST

As of December 31, 1996, the Plan held 281,256 shares of Robbins & Myers, Inc. common stock in a company stock fund. During 1996, 52,260 shares were purchased at a cost of $2,393,631.

                           Other Financial Information

                 Robbins & Myers, Inc. Employee Savings Plan

                    Schedule of Assets Held for Investment

                              December 31, 1996


                                             SHARES/                   CURRENT
    DESCRIPTION OF INVESTMENT                 UNITS        COST         VALUE
    ----------------------------------------------------------------------------

    Robbins & Myers, Inc.
     Common Stock                            281,256   $ 3,774,050   $ 7,031,401
    Vanguard Wellington Fund                 141,556     3,158,037     3,701,946
    Vanguard Windsor Fund                    445,660     6,679,923     7,393,496
    VMMR Prime Portfolio                     661,137       661,137       661,137
    Vanguard Index Small Capitalization
     Portfolio                                52,572       912,731     1,063,535
    Vanguard Windsor II                       84,975     1,552,077     2,024,951
    Vanguard Index 500 Portfolio               9,388       590,267       649,267
    Vanguard U.S. Growth Fund                 70,548     1,500,093     1,674,801
    Vanguard VBIF Total Bond Market Fund      14,450       141,612       142,185
    Vanguard Investment Contract Trust     5,492,180     5,492,180     5,492,180
    Vanguard International Growth
     Portfolio                                17,318       277,203       285,061
                                                       -------------------------
                                                       $24,739,310   $30,119,960
                                                       =========================

                                                                              12


                                            Robbins & Myers, Inc. Employee Savings Plan


                                    Schedule of Transactions or Series of Transactions in Excess
                                          of 5 Percent of the Current Value of Plan Assets

                                                    Year ended December 31, 1996


          IDENTITY                              NUMBER                   NUMBER                                           NET
             OF               DESCRIPTION         OF        PURCHASE       OF    SELLING     HISTORICAL      CURRENT      GAIN
       PARTY INVOLVED          OF ASSETS       PURCHASES     PRICE       SALES    PRICE         COST          VALUE      (LOSS)
-----------------------------------------------------------------------------------------------------------------------------------

CATEGORY (III)--A SERIES OF TRANSACTIONS IN EXCESS OF 5 PERCENT OF PLAN ASSETS
Robbins & Myers, Inc.
   Common Stock
                              Shares               99       $2,393,631     111  $1,625,634   $1,151,088       $1,625,634 $474,546
Vanguard Wellington           Participating
   Fund                        Units               56        1,047,954      90     736,474      623,103          736,474  113,371
Vanguard Windsor              Participating
   Fund                        Units               80        1,995,391     123   1,731,243    1,623,954        1,731,243  107,289
T. Rowe Price Stable          Participating
   Value Fund                  Units               25           77,198      25   2,050,514    2,050,514        2,050,514        -
Vanguard Investment           Participating
   Contract Trust              Units               99        3,412,122      88     840,551      840,551          840,551        -

There were no category (i), (ii), or (iv) reportable transactions for the year.

13